                                  EXHIBIT 6.1

                          TECHNOLOGY LICENSE AGREEMENT
                       WITH SPACE GLOBE TECHNOLOGIES,LTD.

                          TECHNOLOGY LICENSE AGREEMENT

        This Technology  License Agreement (this "Agreement") is entered into as of July 5, 2001 (the "Effective  Date"), by and between SPACE GLOBE TECHNOLOGIES
LTD., a British  Columbia,  Canada,  corporation  having its principal  place of business  at 302-1028  Alberni  Street,  Vancouver,  British  Columbia,  V6E 1A3
("LICENSOR"), and SALAMON GROUP, INC., a Nevada corporation having its principal place of business at Portland, Oregon ("LICENSEE").

                                    RECITALS
                                    --------

        A. Licensor has developed and owns certain  proprietary  technology with respect to the techniques and know-how  related to power cells.  The proprietary technology and know-how is described in the attached EXHIBIT A.

        B. Licensor  desires to grant, and Licensee desires to accept, a license to use, make,  incorporate and market the proprietary technology and know-how on the terms and conditions of this Agreement.

                                    AGREEMENT
                                    ---------

        NOW,  THEREFORE,  in  consideration  of  the  covenants  and  conditions contained herein the parties agree as follows:

1.      DEFINITIONS

        1.1  "AFFILIATE"  means an entity  controlling,  controlled by, or under common control with Lincensee. For purposes of this definition, "control" or any correlative form thereof,  means the ownership of more than fifty percent of the voting stock of such entity, or if such entity is not a corporation, the ability to control the day-to-day operations and business of such entity.

        1.2 "LICENSOR TECHNOLOGY" shall mean all of Licensor's trade secrets and
proprietary   processes,   techniques  and  know-how  regarding  the  technology
described  in the  drawings and other  descriptions  identified  on the attached
EXHIBIT A, which  shall be  considered  Confidential  Information  as  described herein.  For purposes of this  Agreement,  the  Licensor's  technology  shall be construed in the broadest  context  possible to include any and all  inventions,
ideas,  concepts,  drawings,  know-how,  expertise,   technology,  programs  and
information  relative to the technology  described in attached  EXHIBIT A, which are now or here after discovered, licensed, owned, or held by Licensor.

        1.3 "CONFIDENTIAL  INFORMATION"  means any information  disclosed by one party to the other  pursuant to this  Agreement  which is in  written,  graphic, machine-readable  or other  tangible  form.  Confidential  Information  may also include oral  information  disclosed by one party to the other  pursuant to this
Agreement,  provided that such  information is designated as confidential at the time of disclosure or is reduced to a written  summary by the  disclosing  party and delivered to the receiving  party within 30 days after its oral  disclosure.
Oral information disclosed prior to the execution of this Agreement by one party to the  other  must  be  reduced  to a  written  summary  within  90 days of the execution  of  this  Agreement  in  order  to be  considered  confidential.  All technical and  confidential  information  exchanged  prior to the Effective Date will be subject to the terms Section 11 after the Effective Date.

1 of 9 - TECHNOLOGY LICENSE AGREEMENT

        1.4  "DISTRIBUTOR"  means an Affiliate,  or third party  distributor  or reseller,  appointed by Licensee under the terms of this Agreement, who acquires
Licensee  Products from  Licensee  solely for the purpose of  distributing  such
Licensee  Products to Licensee's  customers,  and not for such entity's internal business purposes.

        1.5 "LICENSE FEE" means the license fees, to be paid in  installments by
Licensee, as set forth in Section 5.

        1.6  "LICENSEE   PRODUCTS"   means  any  power  cell  system   designed,
manufactured  or sold by Licensee which  incorporates,  in whole or in part, the
Licensor Technology and/or any Inventions (defined below).

        1.7  "NEW  LICENSEE  IP"  means  any new  technology,  invention,  idea, improvement,  modification  or  development,  and any  related  information  and documentation  developed  by Licensee  using the Licensor  Technology  to create products for marketing and sale.

        1.8  "NEW  LICENSOR  IP"  means  any new  technology,  invention,  idea, improvement,  modification  or  development,  and any  related  information  and documentation  developed  by  Licensor  using the  Licensor  Technology  to help
Licensee create products for marketing and sale.

2.      GRANT OF LICENSES.

        2.1  LICENSE TO  LICENSE.  Subject to the terms and  conditions  of this
Agreement,  Licensor hereby grants to Licensee a nonexclusive,  nontransferable, worldwide license to manufacture,  use and sell the Licensor as now or hereafter incorporated into Licensee Products.

        2.2  SUBLICENSE.  Licensor  grants  to  Licensee  the  right to  appoint
Distributors to distribute the manufactured Licensor Technology, as incorporated into Licensee  Products to  End-Users.  All  Distributors  appointed by Licensee shall  execute and be subject to a  Distribution  Agreement,  with terms no less protective of Licensor than this Agreement,  prior to distributing  any Licensee
Products.  Licensee will use commercially reasonable efforts to ensure that such
Distibutors  comply with the terms of their respective  Distribution  Agreements and will  inform  Licensor  promptly  of any known  violation,  infringement  or breach.

3.      OBLIGATIONS OF THE PARTIES

        3.1  UPDATES, ENHANCEMENTS.  Licensor  will  provide to Licensee,  at no cost, any revisions,  modifications  or enhancements to the Licensor  Technology licensed  hereunder  and any  relevant  documentation  created or made by either party following delivery of the Licensor Technology.

        3.2 PROMOTION EFFORTS. Both parties agree to use commercially reasonable efforts to promote the other party and its products and services.

4.      OWNERSHIP.  Licensor  shall own all right, title and  interest in and to the Licensor  Technology,  the New Licensor  IP.  Licensee  shall own all right, title and  interest  in and to the New  Licensee  IP.  Each party  shall  retain
ownership  of  all  of  its  respective   previously  developed  technology  and
Confidential  Information.  Any information or documentation  relating to either the New Licensee IP or the New Licensor IP, regardless of whether in tangible or intangible form, shall be subject to the provisions of

2 of 9 - TECHNOLOGY LICENSE AGREEMENT

Sections 8.4 and 11 below.  Except for the rights and licenses expressly granted in this  Agreement,  no other  licenses  or rights are granted by the parties by implication or otherwise.

5.      FEES. As full and complete consideration for the license, covenants, and all other rights granted by Licensor to Licensee hereunder, Licensee shall pay a
License Fee of FIFTY THOUSAND DOLLARS US FUNDS (US $50,000.00) AND FIVE MILLION
COMMON SHARES OF SALAMON GROUP, INC..
In addition,  Licensee  shall pay to Licensor a ROYALTY OF THREE PERCENT (3%) OF
ALL GROSS SALES of the technology,  as described in Exhibit A, and to additional new technologies generated by this license as well.

6.      TAXES. Licensee  shall pay any  sales,  use,  excise,  import or export, value-added,  or  similar  tax or duty,  and any  other tax or duty not based on
Licensee's net income as well as all applicable  government permit fees, license fees,  export  fees,  custom  fees or  similar  fees  in  connection  with  this
Agreement.

7.      INDEMNIFICATION AND ENFORCEMENT.

         7.1 INDEMNIFICATION BY LICENSOR.  Licensor agrees that it shall, at its own expense,  defend,  indemnify and hold harmless  Licensee for any  liability, damage,  cost,  claim, or expense  (including  attorneys' fees) of any kind (the
"Damages")  incurred  by  Licensee  in any  action,  suit,  claim or  proceeding
(collectively,  an "Action") brought against Licensee alleging that the Licensor
Technology provided pursuant to this Agreement infringes any copyrights or other proprietary  rights of any third  party,  provided  that  Licensor  is  promptly notified,  rendered  reasonable  assistance  by Licensee as may be  requested by
Licensor  at  Licensor's  expense,  and is  permitted  to direct the  defense or settlement  negotiations  for such Action.  For any Action which is based on the integration  or combination  of the Licensor  Technology and Licensee  Products,
each party will be responsible for its proportionate share of such Damages based on the extent its technology is responsible for the infringement.

         7.2 INDEMNIFICATION BY LICENSEE.  Licensee agrees that it shall, at its own  expense,  defend,  indemnify  and hold  harmless  Licensor  for any Damages incurred by Licensor in any Action brought  against  Licensor  alleging that the
Licensee   Products   described  in  this  Agreement,   excluding  the  Licensor
Technology, infringes any patents, copyrights or other proprietary rights of any third party,  provided that Licensee is promptly notified,  rendered  reasonable assistance  by Licensor as may be requested by Licensee at  Licensee's  expense, and is  permitted  to direct the  defense or  settlement  negotiations  for such
Action.  For any Action which is based on the  integration or combination of the
Licensor  Technology and Licensee  Products,  each party will be responsible for its  proportionate  share of such Damages based on the extent its  technology is responsible for the infringement.

8.      TERM AND TERMINATION.

         8.1  TERM. This  Agreement  shall  commence on the Effective  Date, and shall continue thereafter for a period of FIVE (5) YEARS.

         8.2  TERMINATION  FOR  CONVENIENCE.  Either  party may  terminate  this
Agreement  for just  cause by  giving  the  other  party at least 90 days  prior written notice of its election to terminate the Agreement.

         8.3  TERMINATION FOR BREACH. This Agreement may be terminated by either party (the "Terminating Party") upon the material breach of the other party (the
"Breaching Party"), which material

3 of 9 - TECHNOLOGY LICENSE AGREEMENT

breach has  remained  uncured for a period of 30 days after the  delivery by the
Terminating  Party of written  notice  describing  such  material  breach to the
Breaching Party.

         8.4 EFFECT OF TERMINATION.  Upon  termination of this Agreement for any reason,  (i) the rights and licenses  granted to either  party  pursuant to this
Agreement  shall  automatically  terminate;   (ii)  Licensee  shall  cease  use,
manufacture or incorporation of the Licensor  Technology  and/or Inventions into
Licensee Products; and (iii) Licensee shall immediately return and surrender the
Licensor Technology and Inventions,  and all copies and embodiments  thereof, to
Licensor; provided, however, that notwithstanding provisions (i), (ii) and (iii)
above,  Licensee  shall be permitted to  distribute  Licensee  Products that are already manufactured at the time of termination.  In the event of termination of this Agreement for cause due to licensee's  material  breach pursuant to Section
8.3  above,  Licensee  agrees  that  none of the fees paid to  Licensor  will be refunded and that  Licensor will be under no obligation to provide the discounts described under Section 5 above.

9.      WARRANTY.  LICENSOR  WARRANTS THAT IT IS THE OWNER OF ALL RIGHTS TO  THE
LICENSOR  TECHNOLOGY  NECESSARY  TO GRANT THE  LICENSE  SET  FORTH IN  SECTION 2
HEREOF.  ALL MATERIALS  FURNISHED UNDER THIS AGREEMENT ARE PROVIDED STRICTLY "AS
IS" AND LICENSOR DOES NOT MAKE ANY ADDITIONAL WARRANTIES,  EXPRESSED OR IMPLIED,
ARISING  FROM COURSE OF DEALING OR USAGE OF TRADE,  STATUTORY OR OTHERWISE AS TO
THE LICENSOR  TECHNOLOGY OR OTHER MATERIALS  FURNISHED UNDER THIS AGREEMENT.  IN
PARTICULAR,  ANY  AND  ALL  WARRANTIES  OF  MERCHANTABILITY  AND  FITNESS  FOR A
PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

10.     LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
OTHER FOR ANY INDIRECT,  INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING
BUT NOT LIMITED TO, LOST PROFITS OR LOST DATA,  HOWEVER ARISING,  EVEN IF IT HAS
BEEN ADVISED OF THE  POSSIBILITY OF SUCH DAMAGES OR FOR ANY SIMILAR CLAIM BY ANY
OTHER   PARTY.   EXCEPT   FOR  THE   PARTIES'   OBLIGATIONS   UNDER   SECTION  7
("INDEMNIFICATION"),  AND ANY  DAMAGES  OR  LOSSES  ARISING  FROM ANY  BREACH OF
SECTION 2 ("GRANT OF LICENSES").  EACH PARTY'S TOTAL CUMULATIVE LIABILITY TO THE
OTHER PARTY UNDER THIS AGREEMENT WILL BE LIMITED TO THE AGGREGATE AMOUNT PAID BY
LICENSEE TO LICENSOR UNDER THIS  AGREEMENT.  THE PARTIES AGREE TO THE ALLOCATION
OF LIABILITY RISK, WHICH IS SET FORTH IN THIS SECTION.

11.     CONFIDENTIALITY.

        11.1   GENERAL.   Each  party  will:  (i)  treat  as  confidential   all
Confidential  Information  of the other  party;  (ii) not use such  Confidential
Information  except as expressly  set forth herein or  otherwise  authorized  in writing;  (iii)  implement  reasonable  procedures  to prohibit the  disclosure, unauthorized  duplication,  misuse or removal of the other party's  Confidential
Information;  and (iv) not disclose such  Confidential  Information to any third party except as may be necessary and required in connection  with the rights and obligations of such party under this Agreement.  Notwithstanding  the foregoing,
Licensee  shall  have  the  right  to  make   disclosures  of  the  Confidential
Information  and  Inventions  on a strict  "need-to-know"  basis  to  Licensee's employees and, with Licensor's prior written permission,  Licensee's prospective suppliers,  contractors, or manufacturers,  to whom such disclosure is necessary for the performance of this Agreement; provided that Licensee shall first obtain from each supplier,  contractor,  or manufacturer and their respective employees confidentiality  agreements with respect to the  Confidential  Information to be disclosed.

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Licensee shall promptly deliver such confidentiality agreements to Licensor upon
Licensor's  reasonable  request.  Without  limiting the  foregoing,  each of the parties will use at least the same  procedures  and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the  disclosure of  Confidential  Information  disclosed to it by the other party under this  Agreement,  but in no event less than  reasonable  care.
This obligation  shall apply during the term of this Agreement and shall survive the termination of this Agreement.

         11.2  EXCLUSIONS.  Notwithstanding  the above,  neither party will have liability to the other with regard to any Confidential  Information of the other which:

               (a) was generally known and available in the public domain at the time it was  disclosed or becomes  generally  known and  available in the public domain through no fault of the receiver;

               (b) was known to the receiver at the time of  disclosure as shown by the files of the receiver in existence at the time of disclosure;

               (c)  is  disclosed  with  the  prior  written   approval  of  the
discloser;

               (d) was  independently  developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the  Confidential  Information,  provided  that the receiver can demonstrate  such  independent  development by documented  evidence prepared contemporaneously with such independent development;

               (e) becomes  known to the  receiver  from a source other than the discloser  without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

               (f) is disclosed pursuant to the order or requirement of a court, administrative  agency, or other governmental body, provided,  that the receiver will provide  prompt,  advanced notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

         11.3  REMEDIES.   The  parties   acknowledge   that  the   Confidential
Information is of a special and unique character,  which gives it peculiar value and  that  consequently  any  wrongful  use or  disclosure  of the  Confidential
Information will cause injury not readily  measurable in monetary  damages,  and therefore  irreparable.  Accordingly,  if  either  party  breaches  any  of  its obligations with respect to confidentiality and unauthorized use of Confidential
Information  hereunder,  the other party will be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

12. GENERAL.

         12.1  GOVERNING  LAW. This  Agreement will be governed by and construed and  interpreted  in  accordance  with the internal laws of the State of Oregon, excluding that body of law applicable to conflict of laws.

         12.2 WAIVER AND AMENDMENT. No waiver,  amendment or modification of any provision  hereof or of any right or remedy  hereunder will be effective  unless made in writing and signed by the party  against whom such waiver,  amendment or modification  is sought to be enforced and this Agreement may only be amended by a writing  signed by both parties.  No failure by any party to exercise,  and no delay by any party in exercising, any right, power or remedy with respect to the obligations  secured hereby will operate as a waiver of any such right, power or remedy.

5 of 9 - TECHNOLOGY LICENSE AGREEMENT

         12.3  ASSIGNMENT.  Neither this  Agreement  nor any right or obligation hereunder may be assigned or delegated by either party without the express prior written consent of the other party or its successors  (which consent will not be unreasonably  withheld),  except for an  assignment  by either  party to another entity  acquiring  such  party  through  direct  acquisition,  merger or similar transaction,  and which  entity  has  expressly  agreed to assume all rights and obligations of such acquired party  hereunder,  and any purported  assignment in derogation of the foregoing shall be without any effect.

         12.4  SURVIVAL. In the event of any termination of this Agreement,  the provisions  of Sections 4,  6,7,8.4,9,  10, 11 and 12 shall  survive,  and shall continue to bind the parties.

         12.5  SUCCESSORS  AND ASSIGNS.  This Agreement will be binding upon and inure  to the  benefit  of the  successors  and  the  permitted  assigns  of the respective parties hereto.

         12.6  FURTHER  ASSURANCES. The parties agree to execute and deliver any such other further documents and perform any such actions,  at the other party's request,  as each may  reasonably  request to further  evidence  or confirm  the rights of each party and any sub Licensees or transferees under this Agreement.

         12.7 NOTICES. All notices required by or permitted under this Agreement shall  be in  writing  and  shall  be  deemed  given  as of the  day  personally delivered,  sent by telecopy or other electronic means, or deposited in the U.s.
mail, postage pre-paid, certified or registered,  return receipt requested, each such delivery method delivered,  sent or addressed as follows,  or at such other address or numbers as properly designated from time to time:

Licensor:               302-1028 Alberni Street
                        Vancouver,  British  Columbia, V6E 1A3
                        Attn: John Salamon
                        Fax: 604 408 3872

Licensee:               c/o White and Lee, LLP
                        805 Southwest Broadway, Suite 2440
                        Portland, Oregon 97205
                        Attn:William Caffee
                        Fax: 503 419 3001

         12.8  ENTIRE AGREEMENT.  This Agreement and the  accompanying  Exhibits constitute  the entire  understanding  and agreement of the parties  hereto with respect to the subject  matter  hereof and  supersede  all prior  agreements  or understandings,  written or oral, between the parties hereto with respect to the subject matter hereof.

         12.9  SEVERABILITY. If any provision of this Agreement is declared by a court of competent  jurisdiction  to be invalid,  void, or  unenforceable,  such provision  will be enforced to the maximum  extent  possible  and the  remaining provisions  of this  Agreement  will  continue  in full  force and effect to the maximum extent permissible without being impaired or invalidated in any way.

         12.10  ATTORNEY  FEES. If any claim or  controversy  arises between the parties hereto relating to this  Agreement,  or the breach of this Agreement and any action is taken by one party hereto against the

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other  party  hereto,  the  prevailing  party in such action will be entitled to recover  from the other the costs and  expenses,  including  reasonable  fees of attorneys, accountants and other professionals,  incurred in taking or defending such action of such prevailing party.

         12.11  FULL POWER. Each party  warrants that it has full power to enter into and perform this  Agreement,  and the person signing this Agreement on each party's  behalf  has been  duly  authorized  and  empowered  to enter  into this
Agreement.

         12.12  RELATIONSHIP  OF THE  PARTIES. The  relationship  of the parties hereto is one of contract  only,  and in no event shall the parties be construed as partners, joint venturers, agents or principals of each other.

         12.13  COUNTERPARTS.  This Agreement may be executed  simultaneously in two or more counterparts,  each of which will be considered an original, but all of which together will constitute one and the same instrument.

         12.14 HEADINGS. The headings used in this Agreement are for convenience only and shall not be considered part of the Agreement.

         12.15  ENGLISH VERSION.  The English language version of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers or representatives as of the date fIrst written above.

SPACE GLOBE TECHNOLOGIES LTD.           SALAMON GROUP, INC.
(LICENSOR)                              (LICENSEE)

By: /s/ JOHN SALAMON                    By: /s/ JOHN SALAMON
   ---------------------------             ---------------------------

Name: John Salamon                      Name: John Salamon

Title: President                        Title: President

WITNESS TO BOTH SIGNATURES:
---------------------------

  /s/ H. SCHNEIDER
---------------------------------
Signature

  H. SCHNEIDER
---------------------------------
Printed Name

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                                    EXHIBIT A

                               LICENSOR TECHNOLOGY

Patent to be applied for relating to technology described as follows:

Drawing # ME-801 (see attached Exhibit A-I).

Electric  motor  generator  (Box) device for  internal  and external  electrical applications.  The  device is  expected  to be able to  provide  internal  power electrical  needs of homes and offices on a small  scale  (e.g.  lamps and small appliances).

For  external  applications,  the device is expected to act as a small  electric generator.

The  source of energy  for the device is stored in  capacitors  and an  internal battery.  The device has an  emergency  power back up  electric  plug in case of depletion of the power source.

The size of the device is similar to a microwave.

8 of 9 - TECHNOLOGY LICENSE AGREEMENT

                                   EXHIBIT A-1

                                DRAWING # ME-801

                               (DRAWING ATTACHED)

9 of 9 - TECHNOLOGY LICENSE AGREEMENT

INTELLECTUAL PROPERTY
REGIONAL OFFICE
VANCOUVER
AUG 3 1 2001
VANCOUVER
BUREAU REGIONAL
PROPRIETE INTELLECTUELLE

Scale: [illegible]	Drawing No: ME-801
Date: [illegible]	
Drawn by: [illegible]	
Approved by	
Project No [illegible]	Revision No:

J. Salamon

Fig 1.

18
14
4
20
14
2
19
3
11
17
5
12
10
9
8
7
6
15
16

Fig 2.

2
7
6
8
1
4
5
3

Fig3.

1
2
3
3
5
4

The form of the list and the description is illustrated by the following:

"In drawings which illustrate embodiments of the invention,
Figure 1 is the main electrical device (Box).
Figure 1, inside the embodiment electric motor generator 2 which acts as the electrical source of power to operate Figure 1.Figure 1 embodiment ,3control system for generator which operates the control chips for the embodiment. Figure
1 embodiment, 4, on/off switch of the electrical device. Figure 1 embodiment, 5, electrical outlets for power cords for operating small electrical
appliances,lamps,e.g.,on a small scale. Figure 1 embodiment,6/7/8/ are electrical storage of electricIty in capacitors(capacitors are devices that store electricity) which the electricity is created by within, Figure 1 ,2 of the embodiment.Figure 1 embodiment, 9 is a battery, and source for starting 2(,6 to 12 volts)and storage of electricity for the embodiment in Figure l. Figure 1 embodiment, 10 is for,if power depletes in Figure 1 embodiment,1O and 6/7/8 it can be plugged into a electrical wall plug in (e.g.electrical source) to electrical charge enough for starting 2 in Figure 1 embodiment. Figure 1 embodiment, 11/12/14/15/16/17/18/19 are electrical connectors in the workings of the ENERGY FLOW DIAGRAM OF THE ELECTRIC POWER GENERATOR, 20 is only a line of no meaning.

Figure 2 embodiment Electric Magnetic Generator Motor.
Figure 2 embodiment, 1&2 are the outer housings of the motor assembly which holds the motor together.Figure 2 embodiment, 3 is a part of the field windings as well as 4/5/6/7/8,and are connected to Figure 3 in Figure 1 embodiment.Which this electric generator is a rotating machine that supplies an electrical output with unidirectional voltage and current.

Figure 3 embodiment TYICAL POWER CELL.
Figure 3 embodiment, 1&2 are the main finished product,they vary in size 16 inches/16 inches/12 inches.Figure 3 embodiment, 3 these (TYICAL POWER CELL BOX
DEVICES) have power control settings, expected up to 110 volts. Figure 3 embodiment,4&5 are power plug-ins.

Figure 1 embodiment,

The technology of components can be sourced for the manufacture of this POWER
CELL DEVICE.
Patent Applied For.
Sent into Canadian Patent Office.
DRAWING No. ME-801 Attached.

Date August 31/2001
John E. Salamon.

INTELLECTUAL PROPERTY
REGIONAL OFFICE
VANCOUVER

AUG 3 1 2001

VANCOUVER
BUREAU REGIONAL
PROPRIÉTÉ INTELLECTUELLE

MOTOR GENERATOR
BATTERY
POWER STORAGE CAPACITOR
POWER STORAGE CAPACITOR
POWER STORAGE CAPACITOR

ENERGY FLOW DIAGRAM
OF ELECTRIC POWER GENERATOR

ELECTRIC MOTOR GENERATOR

POWER CONTROL SETTING
POWER CONTROL SETTING

TYPICAL POWER CELL

PATENT APPLIED

Revisions		
No	Description	Date

Project

SPACE GLOBE
TECHNOLOGIES LTD.

Drawing Title

POWER CELL
APPLICATION

Scale:	Drawing No
Date:	ME-801
Drawn by:	
Approved by:	
Project No.	Revision No

MOTOR GENERATOR
CONTROL SYSTEM FOR GENERATOR
ON/OFF SWITCH
PLUG OUTLETS
BATTERY
POWER STORAGE CAPACITOR
POWER STORAGE CAPACITOR
POWER STORAGE CAPACITOR

ENERGY FLOW DIAGRAM
OF ELECTRIC POWER GENERATOR

ELECTRIC MOTOR GENERATOR

THESE BOXES VARY IN SIZE
POWER CONTROL SETTING, EXPECTED UP TO
POWER PLUG-INS
POWER PLUG-INS
POWER CONTROL SETTING

TYPICAL POWER CELL

PATENT APPLIED

Revisions		
No.	Description	Date

NDL Mechanical Engineers

Project:

SPACE GLOBE TECHNOLOGIES LTD.

Drawing Title:

POWER CELL APPLICATION

Scale: N.T.S.	Drawing No:
Date: AUG 28/2001	ME-801
Drawn by:	
Approved by:	
Project No:	Revision No: